NEWCOURT RECEIVABLES ASSET TRUST

              CLASS A 6.87% ASSET BACKED NOTES, SERIES 1996-2

                              TERMS AGREEMENT

                                            Dated:  September 12, 1996

     To: First Union Capital Markets Corp. ("First Union"), Deutsche Morgan Grenfell/CJ
                           Lawrence Inc. ("Deutsche Morgan") and
                           Lehman Brothers Inc. ("Lehman")

     Re: Underwriting Agreement dated September 12, 1996, which is incorporated herein in its entirety and made a part hereof.

     Series Designation:      Series 1996-2.

     Underwriters:            First Union, Deutsche Morgan and Lehman

     Indenture Trustee:       Fleet National Bank.

     Terms of the Notes:      See Annex A attached hereto.

     Distribution Dates:      The 20th calendar day of each month (if
                              such day is not a Business Day, the next succeeding Business Day), commencing
                              September 20, 1996.

     Note Ratings:            AAA by Standard & Poor's Ratings Group.

     Credit Enhancement
     Provider:                None.

     Supplement:              Series 1996-2 Supplement, dated as of
                              September 17, 1996, among the Seller,
                              the Servicer, the Collateral Agent, the
                              Issuer Trustee and the Indenture
                              Trustee.

     Purchase Price:          The purchase price payable by the
                              Underwriter for the Series 1996-2 Class
                              A Notes covered by this Agreement will
                              be 100% of the principal amounts to be
                              issued.

     Registration Statement:  33-98378.

     Closing Date:            September 17, 1996, 9:00 a.m., New York
                              Time.

     Location of Closing:     Simpson Thacher & Bartlett, 425
                              Lexington Avenue, New York, New York
                              10017.

     Payment for the
     Notes:                   Wire transfer of same day funds.

     Blue Sky Fees:           Up to $8,000.

     Opinion Modifications:   None.  Specify.

     Other securities being
     offered concurrently:    $7,383,081 Principal Amount of Class B
                              7.54% Asset Backed Notes, Series 1996-2.

                              $7,383,081 Principal Amount of Class C
                              9.22% Asset Backed Notes, Series 1996-2.

     Other Modifications
     to the Underwriting
     Agreement:               All references in the Underwriting
                              Agreement to the Representative shall
                              refer to First Union.  First Union
                              hereby acknowledges that all
                              compensation owed to them, as
                              Underwriter, has been disclosed in the
                              Prospectus.


          Each Underwriter severally agrees subject to the terms and provisions of the above referenced Underwriting Agreement, to purchase the principal amount of the above referenced Series of Notes set forth opposite its name on Schedule I hereto.

                                   NEWCOURT RECEIVABLES CORPORATION

                                   By: /s/ Daniel A. Jauernig
                                       Name:  Daniel A. Jauernig
                                       Title:

                                   By: /s/ K. Nicholas Martitsch
                                       Name:  K. Nicholas Martitsch
                                       Title:

                                   NEWCOURT CREDIT GROUP INC.

                                   By: /s/ Daniel A. Jauernig
                                       Name:  Daniel A. Jauernig
                                       Title:

                                   By: /s/ Geoffrey Ichii
                                       Name:  Geoffrey Ichii
                                       Title:

                                   Accepted:

                                   FIRST UNION CAPITAL MARKETS CORP.

                                   By: /s/ Scott H. Shannon
                                       Name:  Scott H. Shannon
                                       Title: Vice President

                                   DEUTSCHE MORGAN GRENFELL/CJ
                                   LAWRENCE INC.

                                   By: /s/ Victor T. Mahoney
                                       Name:  Victor T. Mahoney
                                       Title: Vice President

                                   By: /s/ Gregory V. Petretti
                                       Name:  Gregory V. Petretti
                                       Title: Vice President

                                   LEHMAN BROTHERS INC.

                                   By: /s/ William E. Lighten
                                       Name:  William E. Lighten
                                       Title: Managing Director



                                 SCHEDULE I

                                UNDERWRITERS

     $169,810,862 Principal Amount of Class A 6.87% Asset Backed
     Notes, Series 1996-2

                                                      Principal Amount

     First Union Capital Markets Corp.
     $56,603,620.67
     Deutsche Morgan Grenfell/CJ Lawrence Inc.
     $56,603,620.67
     Lehman Brothers Inc.
     $56,603,620.67